UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2010
Date of Report (Date of earliest event reported)

DIAMOND INFORMATION INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

New Jersey	333-149978	22-2935867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 W. Sahara Avenue, Suite 800 Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

(888) 840-2646
Registrant’s telephone number, including area code

12 Daniel Road East
Fairfield, New Jersey 07004
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_________

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement for the Purchase of Common Stock and Warrants

Bergio International, Inc. (the “Seller”) , as record owner or agent representing 11,863,100 shares of common stock of Diamond Information Institute, Inc., a corporation formed under the laws of the State of New Jersey (the “Company”) entered into a share purchase agreement dated February 2, 2010 (the “Share Purchase Agreement”) with Macau Consultants and Advisory Services Inc. (the “Buyer”). In accordance with the terms and provisions of the Share Purchase Agreement, the Seller sold an aggregate of 11,863,100 shares of common stock (the “Common Stock”) of the Corporation to the Buyer in exchange for $225,000 (the “Purchase Price”). The closing and consummation of the Share Purchase Agreement occurred March 18, 2010 (the “Closing Date”). The Purchase Price shall be paid as follows: (i) $50,000 initial deposit, which as of the date of this Current Report has been paid; (ii) $55,000 within thirty day from the Closing Date, which is due approximately April 18, 2010; (iii) $60,000 within sixty days from the Closing Date, which is due approximately May 18, 2010; and (iv) $60,000 within ninety days from the Closing Date, which is approximately June 18, 2010.  As of the date of this Current Report, new officers and directors of the Company have been appointed and the change in control is being effected. A subsequent current report on Form 8-K will be filed disclosing beneficial ownership and control of the Company.

Business of the Company

The Company was organized under the laws of the State of New Jersey in October of 1988. Since approximately 1995, the Company had been involved in the business of designing and manufacturing jewelry under its tradename of the “Bergio” line. Based upon consummation of the Share Purchase Agreement and the subsequent change in control of the Company, the business operations of the Company will change.

The Company’s business operations will involve embarking upon a project to make Venture Capital Investments into private and public Companies. The eligible companies qualifying for an investment from the Company will be companies who currently have a dynamic business plan and are nearing completion of the establishment of that business plan or are currently established businesses with positive cash flow but require additional funding to develop existing markets or expand into new markets. Emphasis will be on businesses with a very low overhead and cost of sales thus giving them a large increase in positive cash flow with the injection of new capital into the company. A specific emphasis of the Company will be in the Green Energy as well as the renewable energy fields and the development of Software as a Service (SAAS) sector. The Company will also be operating a consultancy division to assist existing private companies to go public as well as assisting companies who are already public to restructure and raise additional money from the capital markets. There are numerous projects already submitted which are currently being considered for funding.

The Company plans on using consultants to execute it’s business plan as much as possible. That way management is able to access the very best in the industry sectors that the Company will be operating in and the Company will not be incumbered with considerable expensive overhead when the marketplace becomes soft as they all do from time to time. Management believes that the Company’s business model should insulate it from major market downturns since the market sector the Company will be operating in will be fee based. Management further believes that when the general market enters a Bear Market phase, there will be the most demand for the services the Company will be providing. As well the consultancy side of the Company’s business, the Company will be able to monitor and assist any companies it invests in to ensure the Company’s investments grow and mature on a timely basis with as little harm from cycles in the specific investment sectors that the Company invests in as possible.

Management believes that regardless of whether the Company is in a Bear cycle or a Bull market run, there will always be a healthy demand for funds and always a need for business management services to assist those who are floundering. Management believes that the Company has the best of both worlds since the Company should prosper from the Bear and Bull Market cycles. The only determinant for the Company in determining how fast it can grow its business will be in the Company’s success in obtaining the necessary funds for deployment into good qualifying business models. Management of the Company looks forward to the future with great anticipation.

Beneficial Ownership Chart

The following table sets forth certain information, as of March 29, 2010, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 11,863,100 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percentage of Beneficial Ownership
Directors and Officers:
Merlin Larson 2300 W. Sahara Avenue, Suite 800 Las Vegas, Nevada 89102	6,852,700	57.76%
Dennis Atkins 2300 W. Sahara Avenue, Suite 800 Las Vegas, Nevada 89102	2,000,000	16.86%
Paul Crawford 2300 W. Sahara Avenue, Suite 800 Las Vegas, Nevada 89102	2,000,000	16.86%
All executive officers and directors as a group (3 persons)	11,852,700	99.91%
Beneficial Shareholders Greater than 10%
None

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Annual Report. As of the date of this Current Report, there are 11,863,100 shares issued and outstanding.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01Changes in Control of Registrant

The Company refers to Item 1.01 above, “Entry into a Material Agreement” concerning the change in control.

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the Share Purchase Agreement: (i) Berge Abajian resigned as the President/Chief Executive Officer/Chief Financial Officer/Treasurer and the sole director of the Company effective as of March 17, 2010; (ii) Arpi Abajian resigned as the Secretary of the Company effective as of March 17, 2010; (iii) Paul Crawford consented to act as the President /Chief Executive Officer and a director of the Company effective as of March 18, 2010; (iv) Dennis Atkins consented to act as the Chief Financial Officer and a director of the Company effective as of March 18, 2010; and (v) Merlin Larson consented to act as the Secretary and Treasurer and a director of the Company effective as of March 18, 2010.

The biographies of each of the new directors and officers are set forth below as follows:

NAME	AGE	POSITION WITH THE COMPANY

Paul Crawford	74	President/Chief Executive AOfficer and a Director
Dennis Atkins	50	Chief Financial Officer and a Director
Merlin Larson	35	Secretary and Treasurer and a Director

Directors hold office until the annual meeting of the Company's stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of stockholders and until their successors are appointed and qualified.

Paul Crawford.  Since 1990, Mr. Crawford has been assisting early stage companies in raising capital. He is both a venture capitalist and an entrepreneur and has been working with developing businesses since the late 1970s. In addition to raising capital, Mr. Crawford has started several successful businesses including Celcom.  Cellcom was incorporated in Minnesota in 1981 specifically to acquire the first non-wireline cellular license in the first phase of the first U.S. cellular phone systems. The initial cellular licenses in the top 75 U.S. cities were opened to all filers who were then submitted to a series of Federal Communications Commission (FCC) comparative hearings, which is similar to how the F.C.C awards radio and television licenses.  The remaining U.S. cellular markets were subsequently placed via a lottery. The deadline for the initial filings in the top markets was closed in early 1982. This resulted in Celcom participating in a joint venture with MCI.  The Twin Cities cellular system operated as MCI/Celcom and subsequently was renamed Cellular One of the Twin Cities.  In 1986 MCI/Celcom sold the Twin Cities non-wireline cellular system to McCaw Communications for approximately $43 million. In July 1998, Mr. Crawford co-founded Commission Junction (CJ).  CJ became very profitable in early 2002 and was acquired in December 2003 by ValueClick (VCLK) in a $58 million cash and stock transaction.  CJ is a leader in the affiliate marketing/pay-per-sale advertising on the Internet. Starting in late 2007, Mr. Crawford focused on the next generation of the Internet which is a “sea change event” underway today. The porfolio is dominated by Software as a Service (SaaS) services and 4G, Mobile WiMAX and includes five SaaS businesses (Empathic Clinical Suites, MSAFastDraftPRO, CompleteLAW-WEB, Sports Director Online, Bankruptcy Compiler, LocaLoop, Inc.

Mr. Crawford is the owner of Crawford Capital Corporation. Crawford Capital Corporation is ranked as the 8th largest Twin Cities based venture capital firm in the most recent 2010 Edition of The Minneapolis-St. Paul Business Journal.  These rankings are based on total capital raised by all reporting firms from their inception through December 31, 2008.  Crawford Capital Corporation’s total at that time was $200,000,000+. Paul Crawford and his wife reside in Minneapolis, MN.

Dennis Atkins.  Mr. Atkins is a Certified Public Accountant with over twenty-five years experience in public accounting. Mr. Atkins has extensive experience in business and personal tax planning and preparation including the use of offshore domiciles for income tax benefit and asset protection, public and private company auditing and business consulting. He has been a member SEC Practice Section and the Public Company Oversight Board.  Mr. Atkins has served on the board of directors and as chief financial officer for various private and publicly traded companies.  He is a member of the American Institute of Certified Public Accountants and holds licenses in Oklahoma and California.  Mr. Atkins holds a Bachelors Degree in Accounting from Oklahoma State University and a Masters Degree in Accountancy from the University of Oklahoma.

Merlin Larson. During the past five years, Mr. Larson has been involved in the contruction housing industry in Canada. Mr. Larson currently has a building contracting business in Victoria, British Columbia.Mr. Larson gained a wealth of practical business experience and knowledge growing up and working on a grain farm and in his father’s business prior to graduating from high school in Vancouver, British Columbia. Mr. Larson studied art at the Art College in Nelson, British Columbia, and earned a nursing degree.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND INFORMATION INSTITUTE, INC.
DATE: March 29, 2010	/s/ PAUL CRAWFORD _________________________________ Name: Paul Crawford Title: President/Chief Executive Officer